Registration No. 333-_________
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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTEGRYS ENERGY GROUP, INC. (Exact name of registrant as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	39-1775292 (I.R.S. Employer Identification No.)

130 East Randolph Drive
Chicago, Illinois  60601
(312) 228-5400
(Address, including zip code, and
telephone number, including area code, of
                    registrant’s principal executive offices)

Barth J. Wolf
Vice President, Chief Legal Officer and Secretary
Integrys Energy Group, Inc.
700 North Adams Street
P.O. Box 19001
Green Bay, Wisconsin  54307-9001
(920) 433-1727
(Name, address, including zip code,
and telephone number, including area code,
                         of agent for service)

with a copy to:

Russell E. Ryba
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
(414) 297-5668

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
___________________________________________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer   ☒                                                                                              Accelerated filer o
Non-accelerated filer o (Do not check if a smaller reporting company)                         Smaller reporting company o

_______________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, par value $1.00 per share	6,000,000	$44.84	$269,040,000	$19,183

(1)
Estimated for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the low and high prices of the common stock as reported on the New York Stock Exchange on February 24, 2010.  The shares of common stock are issuable pursuant to the registrant’s Stock Investment Plan.

(2)
If, as a result of stock splits, stock dividends or similar transactions, the number of shares of common stock purported to be registered by this registration statement changes, then the provisions of Rule 416 under the Securities Act shall apply to this registration statement, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the shares of common stock covered by this registration statement.

_______________________________

The prospectus contained in this registration statement is a combined prospectus pursuant to Rule 429 and relates to Registration No. 333-140921.

[Integrys Energy Group, Inc. logo]

Integrys Energy Group, Inc.
Stock Investment Plan
Prospectus
14,000,000 Shares of Common Stock

($1 Par Value)

With this Prospectus, we offer an opportunity to purchase our Common Stock, $1 par value, under our Stock Investment Plan.  Participation in our Plan is open to:

(1) shareholders of record of our Common Stock;

(2) our employees or employees of one of our majority-owned subsidiaries;

(3) our stock-based employee benefit plans; and

(4) members of the general public, including our customers, who wish to join our plan.

The price of each share of our Common Stock purchased under the Plan will be 100% of market value, determined as provided in the Plan.  As a participant you do not pay brokerage fees or commissions when purchasing shares under the Plan.  We bear the cost of administering the Plan.

Our common stock is traded on the New York Stock Exchange under the symbol “TEG.”  The last reported sale price of our common stock on February 25, 2010 was $44.81.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is
February 26, 2010
_____________

CONTENTS

GENERAL INFORMATION RESPECTING

PURPOSES, ADVANTAGES AND
  DISADVANTAGES OF PLAN, AND ELIGIBILITY
 1.      What are the purposes of the Plan? ..... 9
 2.      What are the advantages of the Plan? ..... 9
3.	Are there disadvantages to investing
  under the Plan? ..... 10
4.	Who is eligible to participate in
  the Plan? ..... 10

ADMINISTRATION
5.	Who administers the Plan?..... 11

PROCEDURE FOR JOINING - ENROLLMENT
  AND AUTHORIZATION FORMS
6.	How and when may I enroll in
  the Plan? ..... 12
7.	What does the Enrollment
  Form provide? ..... 13
8.	How do I become a participant
  under the Plan if I am not an
  Integrys Energy Group
  shareholder or employee? ..... 14
9.	How do I make optional cash
payments?..... 15

SOURCE OF SHARES - PURCHASE PRICES -
  INVESTMENT PERIODS
10.What is the source of shares
  purchased under the Plan? ..... 17
11.How do you determine my
purchase price? ..... 17
12.When will you invest my funds
  under the Plan? ..... 18
13.How many shares will you
  purchase for me during each
  Investment Period? .....  19
14.Do I incur any fees or expenses?..... 19
15.Can I withdraw or sell shares
  held in my Plan account without
  terminating my participation in
  the Plan? ..... 19

-i-

16.May I gift, transfer, or pledge
  my shares held in the Plan? ..... 21
17.If I sell or transfer a portion of my
shares, will this terminate my
participation in the Plan or my
  dividend reinvestment election? ..... 21
18.How and when may I terminate
  participation in the Plan? ..... 22
19.When may I rejoin the Plan? ..... 22

CERTIFICATES FOR SHARES -
  ACCOUNTS - REPORTS
20.Will I receive certificates for shares
purchased?..... 23
21.In whose name will you maintain
  accounts and in whose name
  will you register certificates
  when issued?  ..... 23
22.May I transfer certificates for shares
  of my Common Stock registered in
  my name into a Plan account
  for safekeeping? ..... 23
23.What reports and other information
  will you send to me? ..... 24

OTHER INFORMATION
24.What happens if Integrys Energy Group
issues a stock dividend, declares a
stock split, or has a rights offering? ..... 25
25.How will my shares be voted at
meetings of shareholders? ..... 25
26.What is the responsibility of Integrys
Energy Group under the Plan? ..... 25
27.Who interprets and regulates the
   Plan? ..... 26
28.Can you suspend, modify, or
   terminate the Plan? ..... 26
29.Will my shares be subject to further

-ii-

AVAILABLE INFORMATION ..... 30

INCORPORATION OF CERTAIN

-iii-

GENERAL INFORMATION RESPECTING STOCK INVESTMENT PLAN

This Prospectus describes our Stock Investment Plan.  The Plan provides a simple and convenient method for purchasing additional shares of our Common Stock without incurring brokerage commissions or service charges.  Please review the Prospectus carefully and retain it for future reference.

As a participant in the Plan, you have three alternatives:

Full Dividend Reinvestment.  You may reinvest cash dividends on common shares you hold now and in the future by purchasing additional Common Stock at market price.  You may also invest at market price optional cash payments of not less than $25 per payment nor more than $100,000 per calendar year.

Partial Dividend Reinvestment.  You may reinvest less than all cash dividends on common shares you hold now and in the future by purchasing additional Common Stock at market price and we will pay the remaining dividends to you in cash.  You may also invest, at market price, optional cash payments of not less than $25 per payment nor more than $100,000 per calendar year.

Optional Cash Payments.  While continuing to receive cash dividends, you may invest at market price by making optional cash payments of not less than $25 per payment nor more than $100,000 per calendar year.

You may make optional cash payments by personal check, money order, or automatic deduction from your bank account.

If you are not currently participating in the Plan and wish to do so, please complete an Authorization Form.  Beneficial owners whose shares are registered in a name other than their own (for example, in the name of a broker or bank nominee) may participate in the Plan.  This can occur by having those shares transferred into their own name, or by specifically authorizing and directing their nominee to participate for their account.

If you have questions about the Plan, refer to the back cover of this booklet for information on contacting our transfer agent, American Stock Transfer & Trust Company, LLC.

To the extent required by applicable law in certain states, shares of Common Stock offered under the Plan to certain persons in those states are offered only through American Stock Transfer & Trust Company, LLC or a registered broker/dealer in those states.

THE COMPANY

Integrys Energy Group, Inc., incorporated in 1993, is a holding company for regulated utility and nonregulated business units, and is headquartered in Chicago, Illinois.

Integrys Energy Group has seven major operating subsidiaries that are identified below.  These subsidiaries provide products and services in both regulated and nonregulated energy markets.  Its executive offices are located at 130 East Randolph Drive, Chicago, Il 60601-6207.  Its telephone number is 312-228-5400.

Wisconsin Public Service Corporation is a regulated electric and natural gas utility serving northeastern Wisconsin and an adjacent portion of Upper Michigan.  Wisconsin Public Service, established in 1883, serves electric and natural gas customers while providing a full range of products and services customarily offered by regulated electric and natural gas utilities.

The Peoples Gas Light and Coke Company, is a natural gas utility.  It serves residential, commercial, and industrial retail sales and transportation customers within the City of Chicago.

North Shore Gas Company is a natural gas utility.  It serves residential, commercial, and industrial retail sales and transportation customers located in 54 communities within the northern suburbs of Chicago, Illinois.

Minnesota Energy Resources Corporation is a natural gas utility serving customers throughout portions of Minnesota, including Eagan, Rosemount, Rochester, Fairmount, Bemidji, and Cloquet and Dakota County.

  Michigan Gas Utilities Corporation is a natural gas utility serving southern Michigan customers in and around Grand Haven, Otsego, Benton Harbor, Coldwater, and Monroe.

  Upper Peninsula Power Company is a regulated electric utility serving 10 of the 15 counties in Upper Michigan.  Established in 1884, Upper Peninsula Power provides a full range of electric products and services to customers.

Integrys Energy Services, Inc. is a nonregulated retail natural gas and electricity supply and services company, which also owns and operates various nonregulated electric generation facilities.  Established in 1994, Integrys Energy Services provides individualized natural gas and electricity supply solutions, structured products, and strategies that allow customers to manage energy needs while capitalizing on opportunities resulting from deregulation.

Integrys Energy Group also has an equity ownership interest in American Transmission Company, LLC, a federally regulated for-profit, transmission-only company that owns, maintains, monitors, and operates electric transmission assets in Wisconsin, Michigan, Minnesota and Illinois.  At December 31, 2009, our ownership interest was approximately 34%.

FORWARD-LOOKING STATEMENTS

In this prospectus and in the documents incorporated by reference in this prospectus, Integrys Energy Group and its subsidiaries make statements concerning expectations, beliefs, plans, objectives, goals, strategies, and future events or performance.  Such statements are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.  Forward-looking statements are subject to assumptions and uncertainties; therefore, actual results may differ materially from those expressed or implied by such forward-looking statements.  Although Integrys Energy Group and its subsidiaries believe that these forward-looking statements and the underlying assumptions are reasonable, they cannot provide assurance that such statements will prove correct.

Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings, regulatory matters, fuel costs, sources of electric energy supply, coal and natural gas deliveries, remediation costs, environmental and other capital expenditures, liquidity and capital resources, trends, estimates, completion of construction projects, and other matters.

Forward-looking statements involve a number of risks and uncertainties.  Some risks that could cause results to differ from any forward-looking statement include those described in Item 1A of Integrys Energy Group’s Annual Report on Form 10-K for the year ended December 31, 2009.  Other factors include:

●	Resolution of pending and future rate cases and negotiations (including the recovery of deferred costs) and other regulatory decisions impacting Integrys Energy Group's regulated businesses;

●
The impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric and natural gas utility industries, changes in environmental and other regulations, including but not limited to, greenhouse gas emissions, energy efficiency mandates, renewable energy standards, and reliability standards, and changes in tax and other laws and regulations to which Integrys Energy Group and its subsidiaries are subject;

●
Current and future litigation and regulatory investigations, enforcement actions or inquiries, including but not limited to, manufactured gas plant site cleanup, third-party intervention in permitting and licensing projects, compliance with Clean Air Act requirements at generation plants, and prudence and reconciliation of costs recovered in revenues through an automatic gas cost recovery mechanism;

●	The impacts of changing financial market conditions, credit ratings, and interest rates on the liquidity and financing efforts of Integrys Energy Group and its subsidiaries;
●
The risks related to executing the strategy change associated with Integrys Energy Group's nonregulated energy services business, including the restructuring of its retail natural gas and retail electric marketing business;

●	The risks associated with changing commodity prices (particularly natural gas and electricity) and the available sources of fuel and purchased power, including their impact on margins;
●	Resolution of audits or other tax disputes with the Internal Revenue Service and various state, local, and Canadian revenue agencies;

●	The effects, extent, and timing of additional competition or regulation in the markets in which Integrys Energy Group's subsidiaries operate;
●	The retention of market-based rate authority;
●	The risk associated with the value of goodwill or other intangibles and their possible impairment;
●	Investment performance of employee benefit plan assets and the related impact on future funding requirements;
●	Changes in technology, particularly with respect to new, developing, or alternative sources of generation;
●	Effects of and changes in political and legal developments, as well as economic conditions and the related impact on customer demand;
●	Potential business strategies, including mergers, acquisitions, and construction or disposition of assets or businesses, which cannot be assured to be completed timely or within budgets;
●	The direct or indirect effects of terrorist incidents, natural disasters, or responses to such events;
●
The effectiveness of risk management strategies, the use of financial and derivative instruments, and the ability to recover costs from customers in rates associated with the use of those strategies and financial instruments;

●
The risk of financial loss, including increases in bad debt expense, associated with the inability of Integrys Energy Group's and its subsidiaries' counterparties, affiliates, and customers to meet their obligations;

●	Customer usage, weather, and other natural phenomena;
●	The utilization of tax credit and loss carryforwards;

●	Contributions to earnings by non-consolidated equity method and other investments, which may vary from projections;
●	The effect of accounting pronouncements issued periodically by standard-setting bodies; and
●	Other factors discussed in the 2009 Annual Report on Form 10-K and in other reports filed by Integrys Energy Group from time to time with the United States Securities and Exchange Commission.

Except to the extent required by the federal securities laws, Integrys Energy Group and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PURPOSES, ADVANTAGES AND DISADVANTAGES OF PLAN, AND ELIGIBILITY

1.	What are the purposes of the Plan?

The Plan has two purposes.  First, it provides our shareholders, employees of our company and its subsidiaries, our stock-based employee benefit plans, and potential investors in our company with a convenient and economical method to purchase our Common Stock and reinvest cash dividends.  Second, the Plan provides us with the ability to sell our authorized but unissued shares of Common Stock (or treasury shares, if any) to participants, which will provide additional equity funds for general corporate purposes.

2.	What are the advantages of the Plan?

The advantages of the Plan include the following:

a.                      You do not pay brokerage commissions, fees, or service charges in connection with purchases of shares under the Plan or for participating in the Plan.

b.                      American Stock Transfer & Trust Company, LLC, which is acting as custodian for shares acquired under the Plan, or any successor custodian, or a nominee for the custodian or the participants under the Plan holds the shares purchased under the Plan in its name, and credits the shares purchased under the Plan to a separate account for each participant.  This relieves you, as a participant in the Plan, of the responsibility for the safekeeping of multiple certificates for shares purchased, and it protects you against loss, theft, or destruction of stock certificates.

c.                      You will receive a transaction confirmation for any optional cash payments and the resulting purchase of shares under the Plan.

d.                      As long as your account is active, you will also receive a quarterly year-to-date investment statement reflecting transactions made to your account (shares purchased, shares withdrawn, shares transferred, and shares deposited for safekeeping).

e.                      Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to your account.

You are credited with dividends on both the full and fractional shares held under the Plan.

3.	Are there disadvantages to investing under the Plan?

Disadvantages of the Plan include the following:

a.                      You have no control over the price, and, in the case of Common Stock purchased or sold in the open market, the time at which such shares are purchased or sold for your account.  Be aware that the price of our Common Stock may rise or fall during the period between requesting a purchase or sale and the actual purchase or sale.  You bear the market risk associated with fluctuations in the price of our Common Stock pending completion of a purchase or sale of shares for your account.

b.                      No interest will be paid on funds held for you pending investment under the Plan.

c.                      There are only two Investment Periods each month.  We must receive optional and initial cash investments on or before the 3rd day or the 18th day of the month to be invested during the Investment Periods in that month.  The Investment Periods generally commence on or about the 5th and the 20th days of the month.  Purchases may be made over a period of several days in the case of open market purchases.  Monies received after the cutoff date will be held until the next Investment Period.

4.	Who is eligible to participate in the Plan?

You are eligible to participate in the Plan, provided that:

(a)  you meet the requirements for participation described under Question 6 below; and

(b)  in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to Integrys Energy Group, the Plan, or such person.

Our stock-based employee benefit plans may also participate in the Plan.

Also, our employees and employees of our majority-owned subsidiaries may participate in the Plan by means of payroll withholding.

If you own shares which are registered in someone else’s name (such as in the name of a broker, nominee, or trustee) and desire to participate in the Plan, you can join by either:

(a)  transferring those shares of Common Stock which you wish to be part of the Plan into your name, or

(b)  requesting the broker, nominee, or trustee to participate in the Plan on your behalf.

Your ability to make optional investments under the Plan through a broker, nominee, or trustee, however, may be limited depending upon the amount of optional investments made by the record holder for its own account or the account of other investors.  Optional investments are limited to $100,000 per calendar year for each person or entity (except for our stock-based employee benefit plans) directly participating in the Plan.

ADMINISTRATION

5.	Who administers the Plan?

Our transfer agent, American Stock Transfer & Trust Company, LLC, has been appointed by us as our agent to administer the Plan, maintain records, send statements of account to participants and perform other duties relating to the Plan, subject to our direction.  American Stock Transfer & Trust Company, LLC will hold for safekeeping the shares of common stock acquired under the Plan for each participant until termination of participation in the Plan or receipt of a request in writing from a participant for all or part of his or her Plan shares.  Shares held by the agent will be registered in the name of American Stock Transfer & Trust Company, LLC or one of its nominees, as agent for participants in the Plan.  Please mail inquiries and other communications relating to the Plan to the following address:

American Stock Transfer & Trust Company, LLC
Wall Street Station
P.O. Box 922
New York, NY  10269-0560

If you would rather call, you may reach American Stock Transfer by dialing 1-800-236-1551.

You can also contact American Stock Transfer via e-mail.  The e-mail address is info@amstock.com.

You can order or download a Stock Investment Plan Prospectus and enrollment forms using the Internet at http://www.integrysgroup.com/investor/ by selecting “Stock Investment Plan.”

An independent securities broker-dealer registered under the Securities Exchange Act of 1934 will purchase and sell shares of our Common Stock as the agent for the participants in the Plan.  We will pay or deliver dividends and optional cash payments which are to be invested under the Plan to an escrowed account maintained with a bank or as directed by the independent broker-dealer, promptly following receipt.  The independent broker-dealer will apply those funds to the purchase of our Common Stock at the next Investment Period.

We will not provide investment advice with respect to participation in the Plan.

PROCEDURE FOR JOINING -
ENROLLMENT AND AUTHORIZATION FORMS

6.	How and when may I enroll in the Plan?

You may enroll in the Plan by completing and signing an enrollment form.  You can obtain an enrollment form by writing, by telephone, by e-mail, or by downloading a form from the Internet at http://www.integrysgroup.com/investor/ by selecting “Stock Investment Plan.”

If you are not already a shareholder, you will become a participant after our transfer agent has received and accepted a properly completed Enrollment Form, together with an initial investment of not less than $100.

If you are an existing shareholder, you will become a participant by completing an Authorization Form and returning it to our transfer agent.

If you authorize the reinvestment of dividends, your dividends will be reinvested beginning with the first dividend paid after the next dividend payment record date for our Common Stock following receipt of your properly completed Enrollment Form or Authorization Form.  Our Common Stock dividend payment record dates are normally the last business day of February, May, August, and November.

The independent broker-dealer will invest under the Plan an optional cash payment received on or before the 3rd day or the 18th day of any month with or after receipt of an Enrollment Form or an Authorization Form during the next Investment Period following receipt of the payment.  Investment Periods generally commence about the 5th and the 20th days of each month and continue until the independent broker-dealer is able to complete all purchases of Common Stock required to be made under the Plan for that Investment Period.  An optional payment received after the 3rd day or the 18th day of any month will be invested during the second succeeding Investment Period.  For example, if the payment is received on the 4th day of the month, it will not be invested until the second Investment Period of the month which generally commences on the 20th day of the month.  If the payment is received on the 19th day of the month, it will not be invested until the second succeeding Investment Period meaning that it would miss the Investment Period that begins on the 20th but would be eligible for the Investment Period beginning on the 5th of the following month.

7.	What does the Enrollment Form provide?

The Enrollment Form authorizes us to:

(a)  Enroll you in the Plan.

(b)  Apply the initial investment and subsequent dividends or optional payments, if any, to the reinvestment provisions of the Plan.

(c)  To hold shares of our Common Stock for you pursuant to the Plan.

The Enrollment Form also authorizes the transfer agent to work with an independent broker-dealer to purchase shares of our Common Stock for you pursuant to the Plan.  As you complete the Enrollment Form, you must indicate how you wish to participate in the Plan.  The following options are available:

Full Dividend Reinvestment and Optional Cash Payments.  We will reinvest dividends on all shares of stock registered in your name and on all shares which are subsequently acquired.  We will also reinvest dividends on all shares held in your Plan account, and you are eligible to, but are not required to, make optional cash payments (see the answer to Question 9).

Partial Dividend Reinvestment and Optional Cash Payments.  We will continue to pay dividends to you in cash on the number of shares registered in your name specified by you on the Enrollment Form.  We will reinvest dividends on all shares held in your Plan account or all other shares registered in your name.  You are eligible to, but are not required to, make optional cash payments.

No Reinvestment.  We will pay to you in cash dividends on shares registered in your name and on shares held in your Plan account.  You are eligible to, but are not required to, make optional cash payments.

Optional Cash Payments. You may use this election in combination with any of the investment options.  Under this option, we will use any optional cash payments received from you to purchase additional shares of our Common Stock under the Plan.

Automatic Investment Option.  You may use this election in combination with any of the investment options.  Under this option, you may authorize the deduction of payments from your checking or savings account automatically once each month, on the 3rd day of the month, by electronic means for investment in the Plan as optional cash payments.  You must allow up to 30 days to initiate this feature or to make any changes in the amount or bank account from which the funds are withdrawn.

As described above, you may make optional cash payments regardless of which Investment option box is checked on the Form.

If you wish to change your chosen method of participation in the Plan, you must file a new Authorization Form.

We will reduce the amount of dividends reinvested by any amount which is required to be withheld under an applicable tax or other statute.

8.	How do I become a participant under the Plan if I am not an Integrys Energy Group shareholder or employee?

If you are not a record holder of our Common Stock, you must include a minimum initial investment of at least $100 in United States dollars with your completed Initial Enrollment Form.  You may make the initial investment by personal check or money order payable to American Stock Transfer & Trust Company, LLC.  Do not send cash.

An initial investment may not exceed $100,000 (except for our stock-based employee benefit plans).  We will not pay interest on funds held under the Plan pending investment.  Accordingly, you should transmit funds so that they reach us on or before the 3rd day or the 18th day of a month.

You may stop the investment of an initial payment (and receive a refund of that amount) by notifying us in writing, provided that we receive the written communication not later than the 3rd day or the 18th day of the month in which the initial investment is to be made.  No refund of a check or money order will be made until we have collected the funds.

9.	How do I make optional cash payments?

All Participants

Investment by Check.  After you have joined the Plan; you may make an optional cash payment, which must be in United States dollars, by mailing or delivering to our transfer agent a check or money order payable to American Stock Transfer & Trust Company, LLC.  A remittance form should accompany each payment; however, you may forward the first optional cash payment without the remittance form.  We will not pay interest on optional cash payments.  Therefore, we recommend that you make optional payments in time to reach our transfer agent on or before the 3rd day or the 18th day of any month.

Automatic Investment Option.  As an alternative to sending checks and money orders for optional cash payments, you may elect to have funds automatically withdrawn every month from your checking or savings account at a qualified financial institution.  You may elect the automatic cash withdrawal option by providing the requested information on the Authorization Form, providing the necessary bank account and monthly withdrawal amount information, and submitting it, together with a voided blank check or checking or savings account deposit slip, to our transfer agent.  You may change the amount of money authorized for withdrawal or terminate an automatic monthly withdrawal of funds by either completing and submitting to us a new Authorization Form or writing a letter to us.  Our transfer agent must receive the new Authorization

Form or letter not less than 30 days before the effective date of the withdrawal.

Minimum and Maximum Amounts for Optional Cash Payments.  Optional cash payments may differ in amount, and you are not obligated to make optional cash payments on a regular basis.  An optional cash payment must be at least $25 per payment.  Your optional cash payments, including the initial investment, may not exceed $100,000 in any calendar year (except for our stock-based employee benefit plans).  We will return to you payments of less than $25, and all amounts in excess of the $100,000 cumulative annual limitation.

Payments with Insufficient Funds.  We will impose a $25 service charge for any check or other deposit for an optional cash investment returned unpaid.  If the deposit is returned, we will consider the investment “void” and we will sell any shares credited to your account in anticipation of receiving the payment to cover the transaction and the service charge.  The number of shares of Common Stock sold may exceed the number of shares purchased with the returned deposit due to fluctuations in the market price and to the service charge.

You may stop the investment of your optional cash payment (and receive a refund of that amount) without withdrawing from the Plan by notifying our transfer agent in writing, provided that the written communication is received by our transfer agent no later than the 3rd day or the 18th day of any month.  We will not refund an optional cash payment until we have actually collected the funds.

Employee Participants

If you are an employee of ours or one of our majority-owned subsidiaries, you may also participate in the Plan by means of payroll deduction.  The $100 and $25 minimum for initial investment and optional cash payments will not apply to investments made through payroll deduction.  To initiate payroll deductions, an employee must complete and submit a signed Employee Enrollment Form to our transfer agent, American Stock Transfer & Trust Company, LLC.

We will promptly process Employee Enrollment Forms so that the payroll deduction begins as soon as possible.  We will deduct the amount authorized from each of your paychecks.  Our transfer agent will invest all amounts deducted from your paycheck during the next Investment Period.  We will not pay interest on funds pending investment.

You may change or discontinue payroll deduction by submitting a new signed Employee Enrollment Form indicating the change desired.  A new payroll deduction form will not affect the authorization to invest amounts previously deducted.

SOURCE OF SHARES - PURCHASE PRICES - INVESTMENT PERIODS

10.	What is the source of shares purchased under the Plan?

Shares of Common Stock purchased under the Plan will be either newly issued shares or treasury shares held by us or, at our option, can be shares that the independent broker-dealer selected by our transfer agent purchases in the open market.  The primary consideration in determining the source of shares of Common Stock for purchases under the Plan will be our desire or need to increase equity capital.  If we do not desire or need to raise equity funds externally, the independent broker-dealer will purchase shares of our Common Stock in the open market for you as a Plan participant.  We will not change our determination regarding the shares (that is, from issuing new shares or using treasury shares to purchasing shares in the open market) more than once in any calendar quarter.  We will not exercise our right to change the source of purchases of shares of our Common Stock without a determination by our Board of Directors or our Chief Financial Officer that the need to raise additional capital has changed or that there is another valid reason for the change.

11.          How do you determine my purchase price?

Under the Plan, the price for shares we issue (or treasury shares) will be the average of the high and low prices of our Common Stock as reported in New York Stock Exchange composite transactions on the first day of the Investment Period (the 5th or 20th days of the month) in which trading of our shares occurs (or if our Common Stock does not trade on the Exchange on that date, on the next day on which trading occurs).

The price for shares purchased on the open market during an Investment Period will be the weighted average price of all shares purchased by the independent broker-dealer during that Investment

Period.  We will round to three decimal places.  We will pay all brokerage commissions and other fees in connection with the purchase of shares for the Plan.  The prices determined as described above apply to purchases with reinvested dividends and with initial or optional cash payments.

You have no control over the price, and, in the case of Common Stock purchased in the open market, the time at which such shares are purchased for your account.  Be aware that the price of our Common Stock may rise or fall during the period between requesting a purchase and the actual purchase.  You will bear any risk associated with any change in the price of our Common Stock pending completion of a purchase of shares for your account.

12.	When will you invest my funds under the Plan?

Optional Cash Payments.  We will make purchases for optional cash payments twice each month.  We will invest funds received on or before the 3rd day or the 18th day of the month during the next Investment Period in that month (which generally commences on or about the 5th day and the 20th day of the month, respectively).  Funds received after the 3rd day or the 18th day of a month will be invested during the second succeeding Investment Period.  For example, if we receive the payment on the 4th day of the month, we will not invest it until the second Investment Period in the month which generally commences on the 20th day of the month.

Automatic Investment Option.  If you participate in the automatic investment option, your bank will deduct your investment from your bank account and transfer it to us on the 3rd day of the month, and we will invest it in the first Investment Period each month (which normally commences on or about the 5th day of the month).

Dividend Reinvestments.  We will invest dividends reinvested under the Plan on the dividend payment dates (generally March 20, June 20, September 20, and December 20) or the first business day following a payment date.

The independent broker-dealer may begin making open market purchases prior to the applicable Investment Period and, at its discretion, may purchase the shares over a period of several days in order to minimize price fluctuations.

The independent broker-dealer will use its best efforts to apply all initial and optional cash payments to the purchase of our Common Stock within 35 days of receipt of the funds by us and will use its best efforts to invest all dividends for the purchases within 30 days of the dividend payment date, subject to any applicable requirements of federal securities laws relating to the timing and manner of purchases of our Common Stock under the Plan.  Any dividends we do not use within 30 days of their payment to buy shares of our Common Stock we shall return to you and we shall return to you any other funds not used to buy such shares within 35 days of receipt.

13.	How many shares will you purchase for me during each Investment Period?

The number of shares, including fractional shares, purchased will depend on the amount of dividends and the amount of optional cash payments, if any, which we are investing during the Investment Period and on the price of the shares determined as provided in the answer to Question 11.  You cannot direct the purchase of a specific number of shares for your Plan account.

14.	Do I incur any fees or expenses?

There are no brokerage commissions, fees, or service charges for the purchase of shares under the Plan or for participating in the Plan.  You will incur certain charges if you request us to sell your shares through the Plan.  (See the answers to Questions 15 and 18.)

15.	Can I withdraw or sell shares held in my Plan account without terminating my participation in the Plan?

You may at any time direct us to issue certificates or sell any number of shares held in your Plan account by furnishing a written request to our transfer agent as follows:

To Receive Certificates for Shares:

Your written request must indicate the number of shares to be certificated from your Plan account.  All registered owners must sign the request.

We will register the certificates for shares withdrawn from the Plan in your name exactly as shown on the account registration.  We do not require guarantees of signatures.  Upon request, we can register the certificates in another manner.  In that case, registered owners must sign the request and an entity participating in the Securities Transfer Agents Medallion Program must guaranty their signatures.

We will issue to you without charge certificates for shares withdrawn from the Plan.  We will not issue certificates for fractions of shares under any circumstances.

If you participate in the Plan under the Full Dividend Reinvestment option, we will continue to reinvest dividends on any shares you withdraw from the Plan in certificated form.  If you participate in the Plan under the Partial Dividend Reinvestment option, we will continue to remit to you dividends on the number of shares indicated on your Authorization Form.  If you participate in the Plan under the No Reinvestment option, we will pay dividends on the shares you withdraw from the Plan in certificated form by check.

To Sell Shares:

Your request to sell shares must be in writing, must indicate the number of shares to be sold from your Plan account, and must bear the signature of all registered owners (there is no prescribed form for this request).

We will accumulate sale requests from participants and, approximately every five business days, will submit a sale request to the independent broker-dealer on behalf of those participants.  We will remit to you the proceeds of the sale, less brokerage commission.  We will allocate brokerage commissions to you based on the rate we negotiate with the independent broker-dealer.  The negotiated rate, which you will not know in advance,  may be more or less than you would have paid if you had withdrawn the shares from the Plan and arranged to sell your shares through a broker.

Be aware that the price of our Common Stock may rise or fall during the period between requesting a sale and the actual sale.  You will bear any risk associated with any change in price.

As an alternative to selling your shares under the Plan, you may withdraw your shares from the Plan, as described above, and arrange to sell your shares through your self-selected broker.

You are required to maintain a balance of one or more full shares of common stock or we may terminate your plan account.  We will treat a request to sell all shares held in your account as a withdrawal from the plan.

16.	May I gift, transfer, or pledge my shares held in the Plan?

You may transfer the ownership of some or all of your Plan shares, including shares held in safekeeping, by mailing to our transfer agent a properly executed stock assignment form, which you may obtain from the transfer agent or a financial institution, with a Medallion Signature Guarantee for all owners and a letter of instruction.  You may transfer shares to new or existing shareholders.

Unless otherwise instructed, the transfer agent will retain the shares.  The new participant will receive a transaction confirmation showing the number of shares transferred and total shares held in his or her Plan account.

You may not pledge your shares held under the Plan.

17.	If I sell or transfer a portion of my shares, will this terminate my participation in the Plan or my dividend reinvestment election?

If you sell or transfer a portion of your shares held under the Plan, this will not terminate your participation in the Plan with respect to your remaining shares.  If you participate in the Plan under the Full Dividend Reinvestment option, we will continue to reinvest dividends on your remaining shares.  If you participate in the Plan under the Partial Dividend Reinvestment option, we will continue to remit to you dividends on the number of shares indicated on your Authorization Form (not to exceed the number of your remaining shares).  If you participate in the Plan under the No Reinvestment option, we will pay dividends on your remaining shares.

You are required to maintain a balance of one or more full shares of common stock or we may terminate your plan account.  We will treat a request to sell all shares held in your account as a withdrawal from the plan.

18.	How and when may I terminate participation in the Plan?

You may terminate participation in the Plan at any time by notifying our transfer agent in writing.  Your notification should include instructions as to whether we are to withdraw the shares from the Plan and issue them to you in certificated form or to sell the shares through the Plan.  We will withdraw whole shares in certificated form or sell the shares as described in the answer to Question 15, under To Sell Shares.  When we terminate your account, we will make a cash payment for any fractional shares remaining in the account.  We will not issue a fractional share in certificated form, but we will group the fractional shares with other fractional shares and sell them using the procedure for sale of whole shares described in the answer to Question 15, under To Sell Shares.

If we receive your request to terminate Plan participation not less than two days prior to when dividends would be paid (March, June, September or December), we will pay to you any dividend and any optional cash payments which would otherwise have been invested during the next Investment Period.  If we receive your request to terminate Plan participation less than two days prior to when dividends would be paid (March, June, September or December), we will invest any dividend and any optional cash payments scheduled to be invested and then terminate your enrollment in the Plan.  We will pay all future dividends on shares registered in your name to you.

We may terminate your participation in the Plan after mailing a Notice of Intention to Terminate to you at the address which appears on our records.

19.	When may I rejoin the Plan?

Generally, you may again become a participant at any time subject to the eligibility requirements (see answer to Question 4).  However, we reserve the right to reject any Enrollment Form from a previous participant on the grounds of excessive joining and termination.  Such reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term investment service.

CERTIFICATES FOR SHARES - ACCOUNTS - REPORTS

20.	Will I receive certificates for shares purchased?

We will not automatically deliver to you certificates for shares purchased under the Plan.  We will credit the shares purchased for you to your Plan account and will show them on your statement of account.  However, if you wish to obtain certificates for any number of whole shares credited to your account without withdrawing from the Plan, you may do so in the manner described in the answer to Question 15, under To Receive Certificates for Shares.

21.	In whose name will you maintain accounts and in whose name will you register certificates when issued?

We will maintain your Plan account in the name or names which appear on our shareholder records.

In the case of an employee who participates in the Plan only by making optional cash payments via payroll withholding, we will maintain the Plan account in the employee’s name as shown on our payroll records.

We will register certificates for shares when issued to you, in the name or names in which we maintain your account.  We will issue certificates in such other name(s) as you may request as described in the answer to Question 15, under To Receive Certificates for Shares.

22.	May I transfer certificates for shares of my Common Stock registered in my name into a Plan account for safekeeping?

To provide for safekeeping, you may transfer certificates for shares of our Common Stock registered in your name into a Plan account.  You should forward the certificates for those shares along with an Authorization Form to our transfer agent, American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, New York, NY 10038, with a letter instructing us to transfer the shares to your Plan account.  Do not endorse the certificates.

We recommend that you send any certificates mailed to our transfer agent by registered mail and insure the certificates.  We reserve the right to limit the number of shares which we will hold for safekeeping and to set minimum time periods for retention of shares under the Plan.  You may sell or withdraw additional shares deposited under the Plan as described under Question 15.

We will transfer the shares of our Common Stock deposited for safekeeping to American Stock Transfer & Trust Company, LLC as custodian for you and credited to your Plan account.  Thereafter, we will treat such shares of Common Stock in the same manner as shares of Common Stock purchased under the Plan and credited to your accounts.  We will pay to you, or reinvest in shares of Common Stock in accordance with the reinvestment election designated on your Authorization Form, dividends paid on shares of Common Stock credited to your account that you deposited into the Plan for safekeeping.

23.	What reports and other information will you send to me?

You will receive a transaction confirmation after your optional cash payment has been converted to additional shares to be held in your plan account.

You will also receive a quarterly year-to-date investment statement within 10 business days of the dividend payable date.  The statement will reflect year-to-date transactions such as:

·	shares purchased with a dividend (reinvestment),
·	shares purchased with optional cash payments,
·	shares deposited for safekeeping,
·	shares transferred,
·	partial withdrawals, and
·	plan termination.

The statements provide a continuous record of transactions and you should retain them for income tax purposes (see “Federal Income Tax Consequences” below).  You will also receive copies of any amendments to the Prospectus relating to the Plan and will receive the same communications as any other shareholder, including annual reports, notices of annual meetings, and proxy statements.

OTHER INFORMATION

24.	What happens if Integrys Energy Group issues a stock dividend, declares a stock split, or has a rights offering?

We will credit to your account any shares we distribute as a stock dividend on shares (including fractional shares) credited to your account under the Plan, or upon any split of such shares.  We will mail directly to you stock dividends or splits distributed on all other shares held by you and registered in your own name.  In a rights offering, we will base entitlement upon your total holdings, including those holdings credited to your account under the Plan.  We will or the independent broker-dealer will sell common stock purchase rights applicable to shares credited to your account under the Plan, credit the proceeds to your account under the Plan, and apply the proceeds to the purchase of shares during the next Investment Period.

If you wish to exercise, transfer, or sell the common stock purchase rights applicable to the shares credited to your account under the Plan, you must request, prior to the record date for the issuance of any such rights, that we transfer the whole shares credited to your account from the account and register them in your name.

25.	How will my shares be voted at meetings of shareholders?

Our transfer agent will vote Plan shares in accordance with the proxy which we will furnish to you.  You can vote your shares as described in the accompanying proxy statement.  If you do not vote your proxy, our transfer agent will not vote the shares.  Participants, trustees, or administrators of stock-based employee benefit plans will vote shares held for the stock-based employee benefit plans in accordance with the terms of the plans.

26.	What is the responsibility of Integrys Energy Group under the Plan?

In administering the Plan, neither we, our transfer agent, the independent broker-dealer, nor any agent or affiliate of either of them will be liable for any act done in good faith, or for any good faith omission to act, including without limitation, any claim of liability arising out of failure to terminate your account upon your death prior to the receipt of notice in writing of such death.  However, this provision does not extend to liability resulting from violation of the federal securities laws.

You should recognize that neither we, our transfer agent, nor the independent broker-dealer can assure you of a profit or protect you against a loss on shares purchased under the Plan.

27.	Who interprets and regulates the Plan?

We have the sole right to interpret and regulate the Plan.

28.	Can you suspend, modify, or terminate the Plan?

We have the right to suspend, modify, or terminate the Plan at any time.  We will provide notice on our web site of any suspension, material modification, or termination of the Plan.  In the event of termination of the Plan, we will deliver to you certificates for whole shares credited to your account under the Plan.  We will make a cash payment for any fractional share based on the average of the high and low prices of our Common Stock reported in New York Stock Exchange composite transactions on the next day on which the Common Stock trades on the Exchange following the date of termination of the Plan.

29.	Will my shares be subject to further calls or to assessment?

The shares of our Common Stock that we are offering pursuant to this prospectus will, upon payment of the purchase price, be fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, our employees for services performed, but not exceeding six months’ service in any one case, as provided in former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.  As of the date of this prospectus, there are no material employment claims outstanding against us.

FEDERAL INCOME TAX CONSEQUENCES

This is a summary of the tax consequences related to the Plan.  Tax consequences may differ among participants in the Plan.  You should discuss your specific tax situation regarding participation in the Plan with your tax advisor.  Future legislative, administrative, or judicial changes could significantly alter the tax treatment.

In general, if you reinvest your dividends in shares of our Common Stock, you will be treated for federal income tax purposes as having received a taxable dividend equal to the cash dividend reinvested.  Your share of brokerage fees paid by us, if any, will be additional taxable income to you, and would also be included in your tax basis of your shares.

Shares of our Common Stock purchased with reinvested dividends will have a tax basis equal to the amount of dividends reinvested, increased by any brokerage fees reported as taxable income to the participant.  The holding period for these shares begins on the day following the “transaction date.”  The transaction date is the date all purchases are completed with respect to a particular Investment Period.

Shares purchased with optional cash payments have a tax basis equal to the amount of those payments, increased by the amount of brokerage fees, if any, reported as taxable income to the participant with respect to those shares.  The holding period for the shares begins on the day following the transaction date.

You will not recognize any additional taxable income when you withdraw whole shares from your accounts.  You will recognize a gain or loss when you sell or exchange whole shares acquired under the Plan either through the Plan at your request or after withdrawal.  You will also recognize a gain or loss when you receive cash payments for fractional shares credited to your accounts upon withdrawal from or termination of the Plan.  The amount of a gain or loss is the difference between the amount which you receive for your fractional shares and your tax basis.  Such a gain or loss will generally be a capital gain or loss.  The gain or loss will be treated as any other capital gain/loss to you.

If you are a foreign shareholder whose dividends are subject to United States income tax withholding or a domestic shareholder subject to backup tax withholding, we will deduct the tax required to be withheld from the amount of any cash dividend otherwise to be applied to the purchase of shares for your account under the Plan, and will apply the balance of the dividend to the purchase of shares.

Since the withholding tax applies also to a dividend on shares credited to the Plan account, we will apply only the net dividend on shares to the purchase of additional stock.  Regular statements sent to you will indicate the amount of tax withheld.  Likewise, if you sell shares or terminate from the Plan and are subject to backup or other withholding, you will receive only the net proceeds from the sale or termination as required by the Internal Revenue Code and Internal Revenue Service regulations.  We cannot refund withholding amounts.

PLAN OF DISTRIBUTION

We are offering our Common Stock pursuant to the Plan with this Prospectus.  The terms of the Plan provide for the purchase of shares of our Common Stock, either newly issued shares or treasury shares, directly from us, or, at our option, by an independent broker-dealer on the open market.  As of the date of this Prospectus, we are issuing new shares of our Common Stock for purchase under the Plan.  The Plan provides that we may not change our determination regarding the source of purchases of shares under the Plan more than once in any calendar quarter.  The primary consideration in determining the source of shares of Common Stock to be used for purchases under the Plan is expected to be our desire or need to increase equity capital.  If we do not desire or need to raise equity funds externally, we will have an independent broker-dealer purchase shares of our Common Stock under the Plan in the open market, subject to the limitation on changing the source of shares of Common Stock.

We will pay all administrative costs and expenses associated with the Plan.  We will pay all brokerage commissions and related service charges for shares of our Common Stock purchased in the open market.  Participants will bear applicable taxes incurred on such commissions.  There will be no brokerage commissions or related service charges for shares of our Common Stock purchased directly from us.  Participants will bear the cost of brokerage commissions, related service charges, and any applicable taxes incurred on all sales of shares of our Common Stock made in the open market.  We will include these costs as adjustments to sales and purchase prices.

IMPORTANT CONSIDERATIONS

We created the Stock Investment Plan to provide a useful service for our shareholders.  We are not recommending that you buy or sell our Common Stock.  You should use the Plan only after you have independently researched your investment decision.

The value of our Common Stock may go up or down from time to time.  Neither the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, nor anyone else insures Plan accounts.

The Plan does not have any effect on our dividend policy, which is subject to the discretion of our board of directors.  We make no representation as to the declaration of future dividends or the rate at which dividends may be paid, since they necessarily depend upon our future earnings, financial requirements, and other factors.

USE OF PROCEEDS

Since purchases of Common Stock under the Plan may be purchases of (1) newly issued shares of Common Stock, (2) shares of Common Stock held in treasury, or (3) shares of Common Stock purchased in the open market, we do not know the number of shares of Common Stock, if any, that we ultimately will sell under the Plan.  We will not receive any proceeds from the sale of shares under the Plan that are acquired on the open market.  Proceeds from sales of newly issued or treasury shares of Common Stock will be used for general corporate purposes, including, without limitation:

(1)  the redemption, repayment, or retirement of our outstanding indebtedness or

(2)  the advance or contribution of funds to one or more of our subsidiaries to be used for their general corporate purposes, including, without limitation:

(a)	the redemption, repayment, or retirement of indebtedness or

(b)	preferred stock of one or more of those subsidiaries.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly, and current reports and other information with the Securities and Exchange Commission.  Information, as of particular dates, concerning our directors and officers, their remuneration, their security holdings, the principal holders of our securities and any material interest of such persons in transactions with us, we disclose in proxy statements distributed to our shareholders and filed with the Securities and Exchange Commission.

Our Securities and Exchange Commission filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov.  You may also read and copy any document we file at the Securities and Exchange Commission’s public reference facilities maintained by the Commission in Washington, D.C.:

    Public Reference Room
    100 F Street, N.E.
    Washington, D.C.  20549

You can call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

In addition, you can inspect these reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

Current reports are also available on our web site at http://www.integrysgroup.com/investor.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 (which together with all amendments and exhibits we refer to as the “Registration Statement”) under the Securities Act of 1933, as amended.  This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which we omit in accordance with the rules and regulations of the Securities and Exchange Commission.  For further information, see the Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the documents listed below with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (File No. 1-11337).  We incorporate the documents listed below (or portions thereof, as indicated) by reference into this Prospectus and consider them (or the relevant portions) a part of this Prospectus.

a.  Integrys Energy Group’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 26, 2010.

b. Current Report on Form 8-K dated February 11, 2010, which was filed on February 16, 2010.

c. Description of Common Stock contained in Registration Statement on Form 8-B filed on June 1, 1994.

All documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of this offering are also incorporated by reference in this Prospectus as of the date of filing such documents.  Any statement contained in a document incorporated directly or incorporated by reference shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document, which also is incorporated directly or is incorporated by reference, modifies or supersedes such statement.  Any such statement that is modified or superseded shall be considered a part of this Prospectus only in its modified or suspended form.

We will provide to you, upon request and without charge, a copy of any or all of the documents referred to above which we have or may incorporate in this Prospectus by reference, other than the exhibits to such documents (provided that we will send any exhibits that are specifically incorporated by reference in the information that we have or may incorporate in this Prospectus by reference).  You can request copies from:

Investor Relations
Integrys Energy Group, Inc.
P. O. Box 19001
Green Bay, WI 54307-9001

You may also request a copy by calling 800-228-6888 or 920-433-1050.

Current filings are also available on our web site at http://www.integrysgroup.com/investor/.

LEGAL OPINION

Our counsel, Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, WI 53202 has rendered an opinion as to the validity of the shares of our Common Stock which we are offering pursuant to this Prospectus.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from Integrys Energy Group’s Annual Report on Form 10-K, and the effectiveness of Integrys Energy Group’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on those consolidated financial statements and financial statement schedules and include an explanatory paragraph regarding the adoption of a new accounting standard and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of American Transmission Company LLC incorporated in this prospectus by reference from Integrys Energy Group’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Integrys Energy Group, Inc.

__________

SHAREHOLDER INQUIRIES

TRANSFER AGENT AND REGISTRAR
Mailing Address:
American Stock Transfer & Trust Company, LLC
Wall Street Station
P.O. Box 922
New York, NY  10269-0560

Telephone:
800-236-1551

Facsimile:
718-236-2641

Internet Address:
www.amstock.com

Electronic Mail Address:
info@amstock.com

Integrys Energy Group, Inc.
Mailing Address:
Investor Relations
Integrys Energy Group, Inc.
P. O. Box 19001
Green Bay, WI  54307-9001

Telephone:
800-228-6888 or 920-433-1050

Facsimile:
920-433-1526

Internet Address:
www.integrysgroup.com

Electronic Mail Address:
investor@integrysgroup.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the distribution of the securities being registered hereunder are set forth below and will be borne by Integrys Energy Group.  All expenses are estimated other than the SEC registration fee.

Securities and Exchange Commission Registration Fee	$19,183
Printing Expenses	10,000
Accounting Fees and Expenses	8,000
Legal Fees and Expenses	12,000
Miscellaneous Expenses	9,000

Total Expenses	$58,183

Item 15.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Wisconsin Business Corporation Law and Article VI of the by-laws of Integrys Energy Group, directors and officers of Integrys Energy Group are entitled to mandatory indemnification from us against certain liabilities and expenses to the extent such officers or directors are successful on the merits or otherwise in connection with a proceeding, unless it is determined that the director or officer breached or failed to perform his or her duties to Integrys Energy Group and such breach or failure constituted: (a) a willful failure to deal fairly with Integrys Energy Group or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit (unless such profit is immaterial under the circumstances); or (d) willful misconduct.  It should also be noted that the Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation to the extent required or permitted as described above.  Additionally, under the Wisconsin Business Corporation Law, directors of Integrys Energy Group are not subject to personal liability to Integrys Energy Group, its shareholders or any person asserting rights on behalf of Integrys Energy Group or its shareholders for certain breaches or failures to perform any duty resulting solely from their status as directors or officers except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

The indemnification provided by the Wisconsin Business Corporation Law and Integrys Energy Group’s by-laws is not exclusive of any other rights to which a director or officer may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

The indemnification described above may be broad enough to cover liabilities under the Securities Act of 1933.  Officers and directors of Integrys Energy Group would also be indemnified by the underwriters or agents for certain claims under the Securities Act of 1933 pursuant to the terms of the proposed form of underwriting agreement and agency agreement filed herewith.  Integrys Energy Group has purchased insurance permitted by the Wisconsin Business Corporation Law on behalf of its officers and directors which may cover liabilities under the Securities Act of 1933.

Item 16.                      EXHIBITS

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17.                      UNDERTAKINGS

a.  The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.  The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, and/or the City of Green Bay, State of Wisconsin, on February 26, 2010.

INTEGRYS ENERGY GROUP, INC.

By:   /s/ Charles A. Schrock
Charles A. Schrock
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity

/s/ Charles A. Schrock Charles A. Schrock	President, Chief Executive Officer and Director (principal executive officer)*

/s/ Joseph P. O'Leary Joseph P. O’Leary	Senior Vice President and Chief Financial Officer (principal financial officer)*

/s/ Diane L. Ford Diane L. Ford	Vice President and Corporate Controller (principal accounting officer)*

Keith E. Bailey +	Director
Richard A. Bemis +	Director
William J. Brodsky +	Director
Albert J. Budney, Jr. +	Director
Pastora San Juan Cafferty +	Director
Ellen Carnahan +	Director
Robert C. Gallagher +	Director
Kathryn M. Hasselblad-Pascale +	Director
John W. Higgins +	Director
James L. Kemerling +	Director
Michael E. Lavin +	Director
William F. Protz, Jr. +	Director
Larry L. Weyers +	Director and Executive Chairman of the Board
+By: /s/ Charles A. Schrock Charles A. Schrock Attorney-in-Fact*

* Each of the above signatures is affixed as of February 26, 2010.

Signature Page

EXHIBIT INDEX

Exhibit Number	Document Description

3
By-laws of Integrys Energy Group, as amended through December 17, 2009 (incorporated by reference to Exhibit 3.2 to Integrys Energy Group’s Current Report on Form 8-K filed December 22, 2009 [File No. 1-11337]).

4.1
Restated Articles of Incorporation of Integrys Energy Group, as amended (incorporated by reference to Exhibit 3.2 to Integrys Energy Group’s Current Report on Form 8-K filed February 27, 2007 [File No. 1-11337]).

4.2	Stock Investment Plan (included in this Registration Statement as the Prospectus).
5	Opinion of Foley & Lardner LLP.
23.1	Consent of Independent Registered Public Accounting Firm for Integrys Energy Group.
23.2	Consent of Independent Registered Public Accounting Firm for American Transmission Company LLC.
23.3	Consent of Foley & Lardner LLP (included in Exhibit 5).
24	Powers of Attorney.

Exhibit Index